Exhibit(i)


                           KIRKPATRICK & LOCKHART LLP
                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                          WASHINGTON, D. C. 20036-1800


                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100

                                   www.kl.com



                                  May 28, 1999


INVESCO Treasurer's Series Funds, Inc.
7800 E. Union Avenue
Denver, Colorado  80237

Dear Sir or Madam:

      INVESCO Treasurer's Series Funds, Inc. (the "Company") is a corporation organized under the laws of the State of Maryland on March 17, 1999 as Treasurer's Series Fund's, Inc. You have requested our opinion regarding certain matters in connection with the Company's issuance of shares of its common stock (the "Shares").

      We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies, either certified or otherwise proved to be genuine, of its Articles of Incorporation and By-Laws, the minutes of meetings of its board of directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the Shares of the Company may be legally and validly issued in accordance with the Company's Articles of Incorporation and By-Laws and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state laws regulating the offer and sale of securities; and when so issued, the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 22 to the Company's Registration Statement on Form N-1A (File No. 033-19862) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information filed as part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Kirkpatrick & Lockhart LLP

                                    KIRKPATRICK & LOCKHART LLP